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                                                                    EXHIBIT 5.2




                                 March 29, 1999


Cypress Semiconductor Corporation
3901 North First Street
San Jose, CA  95134

     RE:  CYPRESS SEMICONDUCTOR CORPORATION -- REGISTRATION STATEMENT ON FORM
          S-3

Ladies and Gentlemen:



         At your request, we have examined the Registration Statement on Form S-3 (No. 333-67203), including Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 and Amendment No. 5 thereto (the "Registration Statement"), filed or to be filed by Cypress Semiconductor Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of the Company's debt securities (the "Debt Securities"), shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), and shares of the Company's Preferred Stock, $0.01 par value per share (the "Preferred Stock"), with an aggregate offering price of up to $300,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including up to 2,840,000 shares of Common Stock by certain Selling Stockholders. The Registration Statement includes a prospectus and prospectus supplement (collectively the "Prospectus") with respect to the sale of up to 7,600,000 shares of Common Stock (the "Common Shares") and a form of underwriting agreement (the "Underwriting Agreement").




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Cypress Semiconductor Corporation
March 29, 1999
Page 2



         We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that:



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Cypress Semiconductor Corporation
March 29, 1999
Page 3





         1. When the Common Shares have been duly paid for and delivered as described in the Registration Statement, the Prospectus and the Underwriting Agreement, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.






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Cypress Semiconductor Corporation
March 29, 1999
Page 4



         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment of supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.



                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ Wilson Sonsini Goodrich & Rosati, P.C.